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                                                                    EXHIBIT 10.4

                                 PURCHASER NOTE

$1,027,768.34                                                       May 26, 1998

        FOR VALUE RECEIVED, New Arts Acquisition, Inc., a Delaware corporation ("Purchaser"), hereby promises to pay to the order of JMD Group, Inc., a Virginia corporation ("Seller"), the principal sum of One Million Twenty-Seven Thousand Seven Hundred Sixty-eight and 34/100 Dollars ($1,027,768.34), together with interest as provided below on the unpaid principal balance of this Promissory Note (this "Note") until paid in full in lawful money of the United States.

        1. Terms and Conditions of Payments. The term of this Note shall be the third (3rd) anniversary of Closing (the "Maturity Date") under that certain Assets Purchase Agreement by and among Purchaser, National Insurance Group ("National"), Pinnacle Real Estate Tax Services, Inc. (formerly named Pinnacle American Realty Tax Services, Inc.), Pinncale Real Estate Tax Services of New York, Inc. (formerly named Pinnacle American Realty Tax Services of New York, Inc.), Seller and American Realty Tax Services of New York, Inc., which Agreement is August 15, 1997, as amended by Amendment No. 1, dated as of September 18, 1997 (the "Purchase Agreement"). Purchaser shall pay Seller equal quarterly payments of One Hundred Two Thousand Seven Hundred Seventy-six and 83/100 Dollars ($102,776.83) of principal and all interest accrued on the outstanding balance thereafter, commencing on June 18, 1998. Any and all unpaid amounts of principal, interest, costs and fees shall be paid on the Maturity Date.

        2. Interest. The outstanding principal shall bear simple interest at a rate equal to eight (8%) per annum. The rate of interest applicable hereunder shall be calculated on the basis of actual days elapsed over a 365-day year.

        3. Late Payment Charge. If any payment due hereunder, including, but not limited to, any final payment, is not received by Seller within ten (10) calendar days after its due date, Purchaser shall pay a late payment charge equal to five percent (5%) of the amount then due (including both principal and interest).

        4. Default. This Note shall be in default if Purchaser fails or refuses to perform any obligation under this Note and such nonperformance is continuing for more than ten (10)


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days after the giving of written notice by Seller (an "Event of Default").

        5. Default Interest Rate. Upon an Event of the Default hereunder, Seller, in Seller's sole and absolute discretion and without notice or demand, may raise the rate of interest accruing on the unpaid principal balance hereof by three (3) percentage points above the rate of interest otherwise applicable, independent of whether Seller elects to accelerate the unpaid principal balance as a result of such Event of Default. If judgment is entered against Purchaser on this Note, the amount of the judgment entered (which may include principal, interest, fees and costs) shall bear interest at the default interest rate described in this paragraph, to be determined on the date of the entry of the judgment.

        6. Assignment. This Note is not assignable by Seller, and any purported assignment in violation of this Paragraph shall be void and of no effect.

        7. Application of Payments. All payments under this Note shall be applied first to any costs, expenses and charges then due and payable by Purchaser, second to accrued but unpaid interest, and then to outstanding principal.

        8. Set Offs. Purchaser must pay the principal and interest payment as provided herein, subject, however, to reduction under Purchaser's right of set-off pursuant to Section 9.7 of that certain Purchase Agreement executed of even date herewith between Purchaser and Seller.

        9. Waiver Regarding Notice. Purchaser and any endorsers or guarantors of this Note severally waive presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest, or any other notices of whatever kind of nature, bringing of suit and diligence in taking any action to collect any sum owing hereunder. From time to time, without in any way affecting the obligation of Purchaser to pay the outstanding principal balance of this Note and any interest accrued thereon and fully to observe and perform the covenants and obligations of Purchaser under this Note, without affecting the duties and obligations of any endorser hereto, without affecting the duties and obligations of any guarantor hereof, without giving notice to or obtaining the consent of Purchaser or any endorsers hereto or guarantor hereof and without liability on the part of Seller, the Seller may, at its option, (i) extend the time for payment of interest hereon and/or principal hereof, (ii) reduce the payments hereunder, (iii)


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release anyone liable on this Note, (iv) accept a renewal of this Note, (v)
modify the terms and/or time of payment of this Note, (vi) join in any extension or subordination, (vii) exercise any right or election hereunder, and/or (viii) modify the rate of interest or period of amortization or principal due date of this Note. No one or more of such actions shall constitute a novation or operate to release any party liable for this Note, either as Purchaser, endorser, guarantor or otherwise.

          10. Remedies. Upon the occurrence of an Event of Default, Seller shall have the right to cause the entire unpaid principal balance hereof, together with all accrued interest thereon, attorneys' fees and all fees, charges, costs and expenses, if any, owed by Purchaser to Seller hereunder, to become immediately due and payable in full by giving written notice to Purchaser. Upon the occurrence of an Event of Default, Seller may avail itself of any and all legal and equitable rights and remedies which Seller may have at law or in equity or under this Note or any other document evidencing and/or securing the debt evidenced hereby, including, but not limited to, the right to accelerate the indebtedness due under this Note as described in the preceding sentence. The remedies of Seller hereof as provided herein shall be distinct and cumulative, and may be pursued singly, successively or together, at the sole discretion of Seller, and may be exercised as often as occasion therefor shall arise. Failure to exercise any of the foregoing options upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same or any other Event of Default, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. Seller shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by Seller of any payment hereunder that is less than payment in full of all mounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of Seller.

          11. Expenses of Collection. Should this Note be referred to an attorney for collection after an Event of Default, whether or not suit has been filed or any other action instituted or taken to enforce or collect under this Note, Purchaser shall pay all reasonable costs and fees (including attorneys' fees) of Seller and expenses in connection with such referral and enforcement.


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      12.   Waiver. Neither any course of dealing by Seller nor any failure or delay on its part to exercise any right, power or privilege hereunder shall operate as a waiver hereof unless said waiver is in writing and signed by Seller, and then only to the extent specifically set forth in said writing. A waiver as to one event shall not be construed as a continuing waiver or as a bar to, or waiver of, any right or remedy as to any subsequent event. Purchaser hereby waivers the benefit of the Homestead exemption as to the debts, obligations and covenant imposed by this Note and/or the Assignment.

      13.   General Provisions.

            (a) This Note shall be governed and construed, and all rights and obligations hereunder determined, in accordance with the laws of the Commonwealth of Virginia, and shall be binding upon the successors and assigns of Purchaser and inure to the benefit of Seller.

            (b) Any provision in this Agreement that is unenforceable or invalid in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability or invalidity without affecting the remaining provisions hereof or affecting the enforceability or validity of such provision in any other jurisdiction.

            (c) It is expressly agreed that time is of the essence in the performance of the obligations set forth in this Note.

            (d) This Note is guaranteed pursuant to that certain Guaranty executed by National as of the date hereof.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Promissory Note the day and year first above written.

                                        NEW ARTS ACQUISITION, INC.,
                                        a Delaware corporation

                                        By: /s/ ROBERT P. BARBAROWICZ
                                           ------------------------------------
                                           Robert P. Barbarowicz
                                           Its Executive Vice President,
                                           General Counsel and Secretary





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